Exhibit 5.3

Robert I. Guenthner

Ken M. Peterson

A.J. Schwartz

William B. Sorensen Jr.

Jeffery L. Carmichael

Robert W. Coykendall

Robert K. Anderson

Karl R. Swartz

Roger L. Theis

Richard F. Hayse

Thomas R. Docking

Diane S. Worth

Janet Huck Ward

Roger N. Walter

James D. Young

Kelly S. Herzik

Luke A. Sobba

Kimberly K. Bonifas

Richard A. Kear

Cameron V. Michaud

Ryan M. Peck

Shannon M. Braun

Will B. Wohlford

Joshua J. Hofer

Joon K. Park

Julia Gilmore Gaughan

Jeremy W. Harris*

Christopher T. Borniger

Megan L. Hoffman

Jonathan A. Schlatter

Khari E. Taustin*

Nanette Turner Kalcik

Sarah G. Briley

Luke C. Wohlford

Alexander T. Briggs

Ronnie A. Farhat

Masimba M. Mutamba*

Douglas J. Coe

Katherine J. Collins

Julie E. Parisi

Angela Barbosa Wilborn*

David F. Knobel

Scott B. Goodger

Kelsey R. Fowler

Nicholas B. Kenney

Kyle W. Ohlenschlaeger*

Hunter G. Cavell ‡

Of Counsel

John W. Johnson

C. Michael Lennen

Thomas E. Wright

Sabrina K. Standifer

Trevor C. Wohlford

Justin F. Carter¯

Danielle J. Carter¯

Kristen D. Wheeler

Benjamin D. Carnahan‡

* Resident & Licensed in FL ¯ Licensed only in IL & MI ‡ Resident & Licensed in OH

June 10, 2015

Basic Energy Services, Inc.

801 Cherry St., Suite 2100

Fort Worth, Texas 76102

Re:	Basic Energy Services, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Kansas counsel to Acid Services, LLC, a Kansas limited liability company (the “Kansas Subsidiary Guarantor”), with respect to Basic Energy Services, Inc., a Delaware corporation (the “Company”), and the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of:

(i) shares of common stock, par value $0.01 per share, of the Company (“Common Shares”);

Old Town Square    •    300 N. Mead, Suite 200    •    Wichita, KS 67202

Tel: 316.262.2671    •    Fax: 316.262.5991    •    www.MorrisLaing.com

Wichita, KS    •    Topeka, KS    •    West Palm Beach, FL    •    Chicago, IL    •    Cleveland, OH

June 10, 2015

(ii) shares of preferred stock of the Company (“Preferred Shares”);

(iii) senior debt securities of the Company (“Senior Debt Securities”);

(iv) subordinated debt securities of the Company (“Subordinated Debt Securities,” and together with Senior Debt Securities, “Debt Securities”);

(v) guarantees of Debt Securities (“Guarantees”) by certain subsidiaries of the Company (including the Kansas Subsidiary Guarantor);

(vi) warrants to purchase Common Shares, Preferred Shares, Debt Securities or Units (as defined below) of the Company; and

(vii) units consisting of one or more of the securities referred to in the foregoing clauses (i) through (vi), or any combination thereof (“Units”).

Debt Securities will be issued either pursuant to a senior indenture substantially in the form filed as Exhibit 4.10 to the Registration Statement (the “Senior Indenture”) or pursuant to a subordinated indenture substantially in the form filed as Exhibit 4.11 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), in each case, between the Company and Wells Fargo Bank, National Association, as trustee, as such Indenture may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Debt Securities. Guarantees of Debt Securities by the Kansas Subsidiary Guarantor will be issued either pursuant to the Senior Indenture or the Subordinated Indenture, in each case, as such Indenture may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Company, certain guarantors of the Company (including the Kansas Subsidiary Guarantor) and the trustee under such Indenture entered into at the time of and in connection with the issuance of such Guarantees and such Debt Securities.

We have examined originals or copies, certified or otherwise, of the: a) Unanimous Written Consent of the Kansas Subsidiary Guarantor dated September 28, 2012; b) Amended and Restated Articles of Organization of the Kansas Subsidiary Guarantor filed-stamped April 24, 2006; c) Second Amended and Restated Operating Agreement of the Kansas Subsidiary Guarantor dated February 17, 2006; d) Certificate of Merger of JetStar Consolidated Holdings, Inc. with and into JS Acquisition LLC dated effective March 6, 2007; e) Certificate of Secretary of the Kansas Subsidiary Guarantor and others dated June 10, 2015; f) Certificate of Good Standing for the Kansas Subsidiary Guarantor dated June 9, 2015; and (g) the Registration Statement (including the Prospectus and Exhibits 4.10 and 4.11 thereto), as a basis for the opinions set forth below. In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and the Indentures will have been entered into.

June 10, 2015

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the documents submitted to us as originals, the conformity to the authentic original of any documents submitted to us as copies, and the authenticity of the originals of such latter documents. We have relied upon information and copies of documents furnished to us by our client or by other parties or their counsel. For purposes of this opinion, we have assumed that all such information is and documents are complete, genuine, and accurate.

Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Kansas Subsidiary Guarantor is validly existing as a limited liability company under the laws of the State of Kansas; and

2.	The Kansas Subsidiary Guarantor has the limited liability company power and authority to enter into and to incur and perform all of its obligations under the Guarantees.

The opinions expressed above are limited by and subject to the following qualifications:

(a)	We express no opinion other than as to the laws of the State of Kansas.

(b)	In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Kansas Subsidiary Guarantor in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

(c)	This opinion does not constitute a guarantee of obligations referred to in the documents, and by rendering this opinion we are not guaranteeing or insuring any of the obligations referred to or opined upon herein.

(d)	This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof, and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

(e)	Our opinions stated above rely in part on the certification by the Secretary of the Kansas Subsidiary Guarantor as to the accuracy, completeness and correctness of the resolutions and organizational documents specifically mentioned herein, and do not consider or extend to any documents, instruments, agreements or representations or any other matter of any kind not specifically mentioned herein, and this opinion should in no way be considered as inclusive of any matters not specifically set forth herein. The opinions expressed herein are subject further in all respects to the effect of future applicable laws and court decisions or future changes of fact.

June 10, 2015

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/Morris, Laing, Evans, Brock and Kennedy, Chtd.